Exhibit 6.9

COMMUNITY HERITAGE FINANCIAL, INC.

2020 EQUITY INCENTIVE PLAN

1.            Establishment, Purpose and Types of Awards. Community Heritage Financial, Inc. (the “Company”), the parent holding company of Middletown Valley Bank (the “Bank”), hereby establishes the COMMUNITY HERITAGE FINANCIAL, INC. 2020 EQUITY INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to advance the interests of the Company by providing directors and employees of, and other individuals providing bona fide services to, the Company, the Bank, Millennium Financial Services, Inc., and other Affiliates with the opportunity to acquire a proprietary interest in the Company as compensation for their contributions to the Company, the Bank, Millennium Financial Services, Inc., and/or the Affiliate and as an incentive to make such contributions in the future. By encouraging equity ownership, the Company seeks: to attract, reward, retain, and motivate the best available personnel; to provide additional incentive to directors and employees of the Company and the Affiliates to promote the success of the business as measured by the value of the Company’s shares; and generally to increase the commonality of interests among directors, employees, and stockholders.

The Plan permits the granting of stock options (including incentive stock options within the meaning of Code Section 422 and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, Phantom Stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.            Definitions. Under the Plan, except where the context otherwise indicates, the following definitions apply:

“409A Rules” has the meaning given to the term in Section 9(m) hereof.

“Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

“Advisory Director” means a person appointed to serve as an advisory or emeritus director by the Board or the Board of Directors of an Affiliate, or any successors thereto.

“Affiliate” means any entity (including, but not limited to, joint ventures, limited liability companies, and partnerships), whether now or hereafter existing, that controls, is controlled by, or is under common control with, the Company, including the Bank and Millennium Financial Services, Inc. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

“Award” means any stock option, stock appreciation right, stock award, restricted stock unit, Phantom Stock award, performance award, or other stock-based award pursuant to the Plan.

The “Bank” means Middletown Valley Bank.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning ascribed to such term or words of similar import in a Participant’s written employment, service, or similar contract with the Company or an Affiliate and, in the absence of such agreement or definition, means a Participant’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation or embezzlement of any funds or property of the Company or any Affiliate, customer, or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty that involves personal profit; (iv) willful misconduct in connection with the Participant’s duties or willful failure to perform the Participant’s responsibilities in the best interests of the Company or an Affiliate; (v) illegal use or distribution of drugs; (vi) violation of any Company, Bank, or Affiliate rule, regulation, procedure, or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, or other similar agreement executed by the Participant for the benefit of the Company or an Affiliate, all as determined by the Administrator, which determination shall be conclusive.

“Change of Control” shall, unless otherwise expressly provided in the applicable Grant Agreement, have the meaning ascribed to such term or words of similar import in the Participant’s written employment, service, or similar agreement with the Company or an Affiliate; provided, however, that if there is no such agreement, a “Change of Control” means if any of the following occurs:

(i) any individual, firm, corporation, or other entity, or any group (as defined in Section 13(d)(3) or the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the general rules and regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 30% of the then-outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors of the Company, provided, however, that in no event shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, Millennium Financial Services, Inc., or a subsidiary of any of them, by the Company, the Bank, Millennium Financial Services, Inc., or any subsidiary of any of them, or by any profit sharing, employee ownership, or other employee benefit plan maintained by any of them, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities; or

(ii) the merger or other business combination of the Company with or into another entity pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the entity that survives the transaction; or

(iii) during any period of two years or less, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period; or

(iv) the sale, exchange, transfer, assignment, or other disposition of all or substantially all of the assets of the Company or the Bank to any third party;

provided, however, that a Change of Control shall not include a public offering of capital stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Community Heritage Financial, Inc.

“Disability” shall, unless otherwise expressly provided in the applicable Grant Agreement, have the meaning ascribed to such term or words of similar import in the applicable Participant’s written employment or similar agreement with the Company or an Affiliate; provided, however, that if there is no such agreement, Disability shall mean a physical or mental condition that renders the Participant unable to perform the duties of the Participant’s customary position of service for an indefinite period that the Administrator determines will be of long, continued duration. The Participant shall be considered Disabled as of the date the Administrator determines that the Participant first satisfied the definition of Disability or, if the Company then maintains long-term disability insurance, the date as of which the Participant is eligible for benefits under that insurance. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Participant is totally and permanently disabled will be final and binding on all parties concerned.

“Dividend Equivalents” has the meaning given to the term in Section 7 hereof.

“Employee” means any person employed by the Company, the Bank, Millennium Financial Services, Inc., or any other Affiliate, other than in the capacity as director, advisory director, or comparable status.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock for any purpose on a particular date: (i) the closing price quoted on any national securities exchange or national securities association that is the principal market for the Common Stock; (ii) if the Common Stock is not so listed, the last or closing price on the relevant date quoted on the OTC Market Group’s quotation system, or a comparable service as determined in the Administrator’s sole discretion; or (iii) if the Common Stock is not listed or quoted by any of the above, the closing bid price on the relevant date furnished by a professional market maker for the Common Stock selected by the Administrator in its sole discretion. If the Common Stock is listed or quoted as described in clause (i), (ii) or (iii) above, as applicable, but no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the nearest preceding date on which trading of the Common Stock occurred. For all purposes under the Plan, the term “relevant date” as used in this definition means either the date as of which Fair Market Value is to be determined or the nearest preceding date on which public trading of the Common Stock occurred, as determined in the Administrator’s sole discretion.

“Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan. Each Grant Agreement shall incorporate by reference the terms of the Plan.

“Participant” means a person eligible to be granted Awards under the Plan pursuant to Section 5 hereof.

“Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code Section 424(e), or any successor thereto.

“Performance Goals” shall mean performance goals established by the Administrator, which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, the Company, and/or one or more Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly, or otherwise situated.

“Phantom Stock” has the meaning given to the term in Section 6(d) hereof.

“Realization Event” has the meaning given to the term in Section 8 hereof.

“SAR” has the meaning given to the term in Section 6(b) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder at the time of reference thereto.

“Stock Awards” has the meaning given to the term in Section 6(c) hereof.

“Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto.

“Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code Section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Company or a Parent or Subsidiary of the Company.

“Vest” means satisfaction in full of all conditions precedent, imposed by the Plan and the related Grant Agreement, to a grantee’s right to exercise an option, to hold restricted stock free of any obligation to forfeit or retransfer the same to Company, or to receive payments under a restricted stock unit, stock appreciation right, or Award of Phantom Stock.

3.             Administration.

(a)           Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board or another committee that may be appointed by the Board from time to time; provided, however, that unless otherwise determined by the Board, the Administrator shall be comprised solely of two or more persons who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent allowed by applicable state or federal law, the Administrator may delegate its functions under the Plan to officers or other Employees (except with respect to the grant of Awards under the Plan to any such officer or Employee so delegated) of the Company or an Affiliate and, to the extent of such authorization, such officer(s) or Employee(s) shall be the Administrator.

(b)           Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards, and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions, and conditions (not inconsistent with the Plan) upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a non-qualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to Vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend, or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Sections 6 or 9(e) of the Plan, no modification that would materially adversely affect any outstanding Award shall be made without the consent of the holder thereof); (vi) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the Vesting of an Award following termination of any grantee’s employment or other relationship with the Company or an Affiliate; (vii) establish objectives and conditions (including, without limitation, Vesting criteria), if any, for earning Awards and determining whether such objectives and conditions have been satisfied; (viii) determine the Fair Market Value of the Common Stock from time to time in accordance with the Plan; and (ix) for any purpose, including, but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer, or terminate sub-plans, and prescribe, amend, and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole discretion, to administer and interpret the Plan, Grant Agreements, and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)           Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount, and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)           Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)           Indemnification. To the maximum extent permitted by law and by the Company’s articles of incorporation and bylaws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)            Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Administrator be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(g)           Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants, and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.            Shares Available for the Plan. The aggregate number of shares of Common Stock issuable pursuant to all Awards granted under the Plan shall not exceed 500,000. The aggregate number of shares of Common Stock available for grant under the Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 9(e) of the Plan.

The Company shall keep available for issuance such number of shares for Awards under the Plan, subject to adjustments as provided in Section 9(e) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered, or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered, and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that to the extent required by applicable law, any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.

5.            Participation. Participation in the Plan shall be open to those employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company or any Affiliate, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention, or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become Vested prior to the date that the individual first commences performance of such services.

6.            Awards. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. Each Award shall be evidenced by a Grant Agreement and each Award shall be subject to the terms and conditions provided in the applicable Grant Agreement, which terms and conditions may, without limitation, condition the Vesting of Awards on duration of service or the achievement of one or more Performance Goals. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such deferral.

(a)          Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code Section 422 or non-qualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code Sections 424(e) and (f), respectively, of the Company. The exercise price of any option granted under the Plan shall not be less than the Fair Market Value of the shares of Common Stock underlying such option on the date of grant, provided, however, that an incentive stock option granted to a Ten-Percent Stockholder must have an exercise price at least equal to 110% of Fair Market Value as of the date of grant. No option granted under the Plan shall in any event be exercisable after the expiration of 10 years from the date such option is granted; provided, however, that no incentive stock option granted to a Ten-Percent Stockholder shall be exercisable after the expiration of five years from the date such incentive stock option is granted. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant in the Grant Agreement evidencing such stock option.

(i) Special Rules for Incentive Stock Options. If the aggregate Fair Market Value, as of the date each such Option is granted, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), exceeds $100,000 (or such other dollar limitation as may be provided in the Code with respect to such Options), those Options with respect to which such limitations are exceeded, as determined under the ordering rules set forth in the Code, shall be Options that are non-qualified stock options.

(b)          Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, which shall not be less than the Fair Market Value of one share of Common Stock as of the date the SAR is granted, times (ii) the number of shares specified by the SAR, or portion thereof, that is exercised. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement or as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)          Stock Awards; Restricted Stock Units.

(i)        General. The Administrator may from time to time grant restricted or unrestricted shares of Common Stock (“Stock Awards”) to eligible Participants in such amounts, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. By action taken after the restricted Stock Award is issued, however, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Grant Agreement.

(ii)       Voting; Dividends. Unless the Administrator determines otherwise, during the period that a Stock Award is subject to restrictions the grantee shall have the right to vote the shares included in the Stock Award and to receive any dividends or other distributions paid on such shares, subject to any restrictions included in the applicable Grant Agreement, including, without limitation, the achievement of specific Performance Goals.

(iii)      Restricted Stock Units. In lieu of granting Stock Awards, the Administrator may grant restricted stock units entitling the recipient to receive shares of Common Stock to be delivered at the time such Awards Vest. An Award of a Restricted Stock Unit will not confer the voting rights set forth in Section 6(c)(ii) above.

(d)       Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants denominated in stock-equivalent units (“Phantom Stock”). Phantom Stock granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock Award solely as a result of the grant of a Phantom Stock Award to the grantee. In granting any such Phantom Stock Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

(e)       Performance Awards. The Administrator may, in its sole discretion, grant performance awards that become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

(f)        Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator as set forth in the Grant Agreement. In granting any such Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

7.            Dividend Equivalents. The Administrator may include in a Grant Agreement with respect to any grant of Phantom Stock or other equity awards a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the Phantom Stock or other equity award is outstanding, on the shares of Common Stock covered by the Phantom Stock or other equity award as if such shares were then outstanding (“Dividend Equivalents”). The Administrator shall determine whether Dividend Equivalents shall be paid currently or credited to a bookkeeping account as a dollar amount or in the form of Phantom Stock. The Administrator shall determine whether Dividend Equivalents shall be paid in cash, in shares of Common Stock, or in a combination thereof, whether they shall be conditioned upon the exercise, Vesting, or payment of the Phantom Stock to which they relate, and such other terms and conditions as the Administrator deems appropriate.

8.            Right of Recapture. Unless otherwise provided in a Grant Agreement, if at any time within the one-year period after the date on which a grantee exercises an option or SAR, or on which a Stock Award, Phantom Stock, or other equity award Vests or is paid (each of which events is referred to as a “Realization Event”), the grantee (a) is terminated for Cause or (b) engages in any activity that constitutes Cause, the grantee shall be required, at the Company’s option, to pay to the Company any gain realized by the grantee from the Realization Event, upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of the Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement), to the extent permitted by applicable law and Section 409A of the Code.

9.            Miscellaneous.

(a)           Compliance with Securities Law. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state, or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification, or to satisfy such condition.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the issuance of any shares of Common Stock or delivery of any stock certificate hereunder, make such written representations (including, without limitation, representations to the effect that such Common Stock is being acquired solely for investment and that such person will not dispose of the Common Stock so acquired in violation of Federal, state, or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal, state, or foreign securities laws. Any stock certificates for any shares of Common Stock issued pursuant to the Plan may bear a legend, and any shares of Common Stock issued without certificates may contain a notation, restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state or foreign securities laws.

(b)           Withholding of Taxes. The Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under applicable law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a grantee such amounts as the Company determines is required to be withheld. Grantees and holders of Awards shall pay to the Company or an Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or an Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(c)           Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(d)          Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised, during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(e)          Adjustments for Corporate Transactions and Other Events.

(i)        Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares, or the like, other than any such change that is part of a transaction resulting in a Change of Control, then (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be appropriately adjusted to reflect such event, unless, with respect to Section 9(e)(i)(A) only, the Board determines, at the time it approves such action, that no such adjustment shall be made. The Administrator may make adjustments, in its sole discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split, or reverse stock split. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Administrator shall be final, binding, and conclusive.

(ii)       Change of Control Transactions. Except as otherwise provided in the Grant Agreement, in the event of a Change of Control, then all Awards shall immediately Vest as of the date of the closing of such transaction, unless the Administrator elects to Vest the Awards as of an earlier date. Notwithstanding the immediately preceding sentence, if the surviving, successor, or acquiring entity in the transaction (or its Parent) agrees to replace Awards with rights to its equity securities that confer substantially the same benefits as those represented by the Awards, as determined by the Administrator, then the Awards shall not Vest but shall be so replaced. The Administrator shall notify each grantee in writing of any action to Vest or replace Awards hereunder not less than 20 days prior to the expected closing date of the transaction that prompts such action. Vested Awards that are not exercised by a grantee at the time of closing of the Change of Control shall be settled, at the election of the Administrator, either in cash or for the consideration provided to holders of Common Stock in the Change of Control transaction, based on what the grantee would have received if he or she had in fact exercised the Award, with such adjustments as may be required to account for any consideration that the grantee is required to pay on exercise. If the acceleration or Vesting of an Award or Awards pursuant to this Section 9(e)(ii) would cause any portion of the Award or Awards to be treated as a “parachute payment” (as defined in Section 280G of the Code), then except as may be expressly provided in the applicable Grant Agreement such Award or Awards shall Vest only to the extent that such acceleration of Vesting does not cause any portion of the Award or Awards to be so treated. In addition, and notwithstanding any provision of any Grant Agreement, payments in respect of Awards are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

 (iii)      Unusual or Nonrecurring Events. The Administrator is authorized to make, in its sole discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that except as expressly provided in the Grant Agreement, no such adjustment shall materially adversely affect an outstanding Award without the consent of the grantee.

(f)           Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants, or directors of entities who become or are about to become employees, officers, consultants, or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or equity securities of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(g)          Termination, Amendment, and Modification of the Plan. The Board may terminate, amend, or modify the Plan or any portion thereof at any time, but no amendment or modification shall be made that would impair the rights of any grantee under any Award theretofore made without his or her consent. Notwithstanding anything to the contrary contained in the Plan, the Board may not amend or modify the Plan or any portion thereof without stockholder approval where such approval is required by applicable law or by the rules of any securities exchange or quotation system on which the Common Stock is listed or traded. Furthermore, notwithstanding anything to the contrary contained in the Plan, the Administrator may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.

(h)          Non-Guarantee of Employment or Service. Nothing in the Plan shall entitle any Employee or other person to any claim or right to be granted an Award under the Plan. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or an Affiliate or shall interfere in any way with the right of the Company or an Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in: (i) the failure of any Award to Vest; (ii) the forfeiture of any unVested or Vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(i)           No Trust or Fund Created. The Plan shall be unfunded. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)           Governing Law. The validity, construction, and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations, or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles. Any suit with respect to the Plan shall be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located.

(k)          Effective Date; Termination Date. The Plan is effective as of the date approved by the Company’s stockholders and shall terminate 10 years after such stockholder approval, unless earlier terminated pursuant to Section 9(g) hereof. No Award shall be granted under the Plan after the close of business on the day immediately preceding the 10th anniversary of the effective date of the Plan, and no Award under the Plan shall have a term of more than 10 years. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards expire or have been satisfied or terminated in accordance with the Plan and the terms of such Awards; provided, however, that no Award that contemplates exercise or conversion may be exercised or converted, and no Award that defers Vesting, shall remain outstanding and unexercised, unconverted, or unVested, in each case, for more than 10 years after the date such Award was initially granted.

(l)           Regulatory Restrictions. The Plan and the Company’s obligations under the Plan and any Grant Agreement shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. Without limiting the generality of the foregoing, (i) the Company shall not be required to sell or issue any shares of Common Stock pursuant to any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations, and (ii) the inability of the Company to obtain any necessary authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful exercise or payment of any Award hereunder, shall relieve the Company of any liability in respect of the exercise or payment of such Award to the extent such requisite authority shall have been deemed necessary and shall not have been obtained.

(m)         Code Section 409A. The provisions of the Plan are intended to comply with Section 409A of the Code, U.S. Treasury regulations issued thereunder, and related U.S. Internal Revenue Service guidance (“409A Rules”). Such provisions will be interpreted and applied in a manner consistent with the 409A Rules so that payments and benefits provided to any Employee hereunder will not, to the greatest extent possible, be subject to taxation under such Section 409A. Notwithstanding any contrary provisions hereof, the Plan may be amended if and to the extent Company determines that such amendment is necessary to comply with the 409A Rules. Notwithstanding anything in the Plan or any Grant Agreement to the contrary, each grantee shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local, or other tax law.

(n)          Applicable Policies. All Awards under the Plan shall be subject to any applicable clawback or recoupment policies, insider trading policies, and any other policies implemented by the Board or the Board of Directors of an applicable Affiliate, as in effect from time to time.

(o)          Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise of any such Award, or the delivery of certificates for shares of Common Stock issued pursuant to the exercise of any such Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, stockholders’ agreement, voting trust agreement, or other agreements regarding the Common Stock in such form(s) as the Administrator may determine from time to time.

PLAN APPROVAL:

Date Approved by the Board: __________, 2020

Date Approved by the Stockholders: __________, 2020

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